UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 5, 2018

COTY INC.

(Exact name of registrant as specified in its charter)

DE	001-35964	13-3823358
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
350 Fifth Avenue New York, NY		10118
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:

(212) 389-7300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.   Entry into a Material Definitive Agreement.

6.500% Senior Notes due 2026, 4.000% Senior Notes due 2023 and 4.750% Senior Notes due 2026

On April 5, 2018, Coty Inc. (the “Company” or “Coty”) completed its previously announced offering of three series of U.S. dollar denominated and euro denominated senior unsecured notes in an aggregate principal amount of $550 million and €800 million, in a private offering, consisting of $550 million of 6.500% Senior Notes due 2026 (the “2026 Dollar Notes”), €550 million of 4.000% Senior Notes due 2023 (the “2023 Euro Notes”) and €250 million of 4.750% Senior Notes due 2026 (the “2026 Euro Notes” and, together with the 2023 Euro Notes, the “Euro Notes” and, together with the 2026 Dollar Notes, the “Notes”).

The Notes are the senior unsecured obligations of the Company. Each series of Notes is guaranteed on an unsecured senior basis by each of the Company’s subsidiaries that is a guarantor under its Senior Secured Facilities (defined below) (the “Guarantors”). Each series of Notes will be effectively junior to to all of the Company’s existing and future senior secured indebtedness (including the Senior Secured Facilities) to the extent of the value of the assets securing such secured indebtedness.

The Notes and related guarantees were offered and sold in a private offering that was exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Notes and related guarantees were offered within the United States only to persons reasonably believed to be qualified institutional buyers in accordance with Rule 144A under the Securities Act and outside the United States only to non-U.S. investors in accordance with Regulation S under the Securities Act. The Notes and related guarantees have not been registered under the Securities Act or the securities laws of any other jurisdiction. Unless so registered, the Notes and related guarantees may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

The Indenture

The Notes were issued pursuant to an indenture, dated as of April 5, 2018 (the “Indenture”), among the Company, the Guarantors, Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), Registrar and U.S. Paying Agent with respect to the 2026 Dollar Notes, and Deutsche Bank AG, London Branch, as London Paying Agent (the “London Paying Agent”) with respect to the Euro Notes. The 2026 Dollar Notes will accrue interest at the rate of 6.500% per year and will mature on April 15, 2026. The 2023 Euro Notes will accrue interest at the rate of 4.000% per year and will mature on April 15, 2023. The 2026 Euro Notes will accrue interest at the rate of 4.750% per year and will mature on April 15, 2026. Interest on the Notes will be payable semi-annually in arrears on each April 15 and October 15. Interest on the Notes will accrue from April 5, 2018.

The 2026 Dollar Notes will be redeemable at the option of the Company, in whole or in part, at any time on or prior to April 15, 2021, the 2023 Euro Notes will be redeemable at the option of the Company, in whole or in part, at any time on or prior to April 15, 2020, and the 2026 Euro Notes will be redeemable at the option of the Company, in whole or in part, at any time on or prior to April 15, 2021, in each case at 100% of the aggregate principal amount thereof plus a “make-whole” premium and accrued and unpaid interest, if any, to, but excluding, the redemption date.

The redemption price for the 2026 Dollar Notes that are redeemed on or after April 15, 2021, for the 2023 Euro Notes that are redeemed on or after April 15, 2020 and the 2026 Euro Notes that are redeemed on or after April 15, 2021 will be equal to the redemption prices set forth in the Indenture, together with any accrued and unpaid interest to the redemption date.

In addition, the Company may redeem up to 35% of the 2026 Dollar Notes using the proceeds of certain equity offerings completed before April 15, 2021, up to 35% of the 2023 Euro Notes using the proceeds of certain equity offerings completed before April 15, 2020 and up to 35% of the 2026 Euro Notes using the proceeds of certain equity offerings completed before April 15, 2021.

If, as a result of any change in, or amendment to, the tax laws of the United States or the official interpretation thereof, the Company becomes or, based upon a written opinion of independent tax counsel of nationally recognized standing selected by the Company, will become obligated to pay additional amounts with respect to either series of Euro Notes, the Company may at any time at its option redeem, in whole, but not in part, such series of Euro Notes at 100% of the principal amount plus accrued and unpaid interest, if any, to, but excluding, the date of redemption.

Upon the occurrence of certain change of control triggering events with respect to a series of Notes, the Company will be required to offer to repurchase such Notes at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the purchase date applicable to such Notes.

The Indenture contains covenants that limit the ability of the Company and any of its subsidiaries to, among other things:

•	incur liens;

•	enter into sale or leaseback transactions; and

•	consolidate, merge, sell or otherwise dispose of all or substantially all of the Company’s or any Guarantor’s assets.

The Indenture also provides for customary events of default.

The foregoing summary of the Indenture is not complete and is qualified in its entirety by reference to the full and complete text of the Indenture and the forms of 2026 Dollar Notes, 2023 Euro Notes and 2026 Euro Notes, copies of which are attached as Exhibit 4.1, Exhibit 4.2, Exhibit 4.3 and Exhibit 4.4, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Credit Agreement

On April 5, 2018, Coty entered into a Credit Agreement (the “Credit Agreement”), which amends and restates the Coty Credit Agreement (as defined below), with Coty B.V., a Dutch subsidiary of Coty (the “Dutch Borrower”), the other borrowers party thereto from time to time, the lenders and other parties from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent. The Credit Agreement provides for senior secured credit facilities (the “Senior Secured Facilities”) comprised of (i) a five year revolving credit facility in an aggregate principal amount up to $3.25 billion, (ii) a five year term loan A facility consisting of (a) $1.0 billion denominated in U.S. dollars and (b) €2.035 billion denominated in Euros and (iii) a seven year term loan B facility consisting of (a) $1.4 billion denominated in U.S. dollars and (b) €850 million denominated in Euros. The revolving credit facility is available to be borrowed by Coty and the Dutch Borrower in Pounds Sterling, Swiss Francs, Canadian Dollars, Euros and other currencies reasonably acceptable to the administrative agent and the revolving lenders.

On April 5, 2018, proceeds of (i) the term loan facilities, (ii) borrowings under the revolving facility on such date and (iii) the offering of the Notes were used to refinance (a) that certain credit agreement, dated as of October 27, 2015 (as amended, supplemented or otherwise modified prior to its amendment and restatement, the “Coty Credit Agreement”), among Coty, the lenders and other parties from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent and (b) that certain credit agreement, dated as of January 26, 2016 (as amended, supplemented or otherwise modified from time to time, the “Galleria Credit Agreement” and, together with the Coty Credit Agreement, the “Previous Credit Agreements”), among Galleria Co., a subsidiary of Coty, as borrower, the lenders and other parties from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, and to pay fees, costs and expenses. The revolving credit facility will also be used for working capital needs, general corporate purposes and other purposes not prohibited by the Credit Agreement. Immediately following the closing of the Credit Agreement on April 5, 2018, $500 million was outstanding under the revolving credit facility.

Interest Rate; Commitment Fee. The interest rate applicable to any borrowings under the term loan A facility and the revolving credit facility will accrue at a rate equal to, at Coty’s option, either LIBOR plus a margin of 1.75% per annum or a base rate plus a margin of 0.75% per annum, which margins are subject to certain adjustments based on (x) Coty’s total net leverage ratio or (y) Coty’s S&P and Moody’s debt ratings. The interest rate applicable to any borrowings under the term loan B facility will accrue at a rate equal to (a) for U.S. dollar term loans, at Coty’s option, either LIBOR plus a margin of 2.25% or a base rate plus a margin of 1.25%, and (b) for Euro term loans, EURIBOR plus a margin of 2.50%. Coty will pay to the revolving lenders an unused commitment fee calculated at a rate per annum equal to 0.30%, subject to certain adjustments based on Coty’s total net leverage ratio.

Repayment; Maturity. The term loan A facility is repayable in equal quarterly installments of 1.25% of the original principal amount of the term loan A facility, with the balance due on the date that is five years following April 5, 2018. The term loan B facility is repayable in equal quarterly installments of 0.25% of the original principal amount of the term loan B facility, with the balance due on the date that is seven years following April 5, 2018. The revolving credit facility will mature on April 5, 2023.

Mandatory Prepayments. The Credit Agreement requires that Coty make mandatory prepayments, subject to customary carve-outs and exceptions, equal to (i) 100% of debt issuances, excluding permitted debt and certain carve-outs, (ii) 100% of asset sales, subject to certain step-downs based on Coty’s secured net leverage ratio and (iii) 50% of excess cash flow, subject to certain step-downs based on Coty’s secured net leverage ratio.

Representations; Covenants; Events of Default. The Credit Agreement contains customary representations and warranties by Coty and its subsidiaries, including customary use of materiality, material adverse effect and knowledge qualifiers. The Credit Agreement also contains (a) certain affirmative covenants that impose certain reporting and/or performance obligations on Coty and its subsidiaries, (b) certain negative covenants that generally limit, subject to various exceptions, Coty and its restricted subsidiaries from taking certain actions, including, without limitation, incurring indebtedness, making investments, incurring liens, paying dividends and engaging in mergers and consolidations, sale and leasebacks and asset dispositions, (c) a financial covenant in the form of a total net leverage ratio applicable to the term A facility and the revolving credit facility and (d) customary events of default (including a change of control) for financings of this type. Obligations under the Senior Secured Facilities may be declared due and payable upon the occurrence and during the continuance of customary events of default.

Guaranty/Security. The obligations of Coty under the Credit Agreement are guaranteed by the material domestic subsidiaries (with certain customary exclusions). Coty and the Guarantors secure their respective obligations under the Credit Agreement and related loan documents with a lien on substantially all of their respective assets (with certain customary exclusions).

The foregoing summary of the Credit Agreement is not complete and is qualified in its entirety by reference to the full and complete text of the Credit Agreement, a copy of which is attached as Exhibit 10.1.

Affiliates of certain of the initial purchasers for the offering of the Notes and affiliates of the Trustee and London Paying Agent under the Indenture also act as administrative agent and as lenders under the Senior Secured Facilities. Affiliates of certain of the initial purchasers also acted as lenders under the Previous Credit Agreements, which were prepaid with the proceeds of the term loan facilities and the proceeds of the offering of the Notes.

Item 1.02    Termination of a Material Definitive Agreement.

On April 5, 2018, the commitments under the Previous Credit Agreements were terminated and all outstanding loans thereunder repaid.

Some of the lenders under the Previous Credit Agreements and/or their affiliates have or may have had various relationships with the Company and its subsidiaries involving the provision of a variety of financial services, including investment banking, underwriting, commercial banking, letters of credit, for which the lenders and/or affiliates receive customary fees and, in some cases, out-of-pocket expenses.

Item 2.03   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits:

Exhibit No.	Exhibit Title or Description
4.1	Indenture, dated as of April 5, 2018, among Coty Inc., the guarantors named therein, Deutsche Bank Trust Company Americas, as Trustee, Registrar and U.S. Paying Agent with respect to the 2026 Dollar Notes, and Deutsche Bank AG, London Branch, as London Paying Agent with respect to the Euro Notes

4.2	Form of 2026 Dollar Notes (included in Exhibit 4.1)

4.3	Form of 2023 Euro Notes (included in Exhibit 4.1)

4.4	Form of 2026 Euro Notes (included in Exhibit 4.1)

10.1	Amended and Restated Credit Agreement, dated as of April 5, 2018, by and among Coty Inc., Coty B.V., the other borrowers party thereto from time to time, the lenders and other parties from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 10, 2018	COTY INC.

	By:	/s/ Patrice de Talhouët
Patrice de Talhouët
Chief Financial Officer

Index to Exhibits

Exhibit No.	Exhibit Title or Description
4.1	Indenture, dated as of April 5, 2018, among Coty Inc., the guarantors named therein, Deutsche Bank Trust Company Americas, as Trustee, Registrar and U.S. Paying Agent with respect to the 2026 Dollar Notes, and Deutsche Bank AG, London Branch, as London Paying Agent with respect to the Euro Notes

4.2	Form of 2026 Dollar Notes (included in Exhibit 4.1)

4.3	Form of 2023 Euro Notes (included in Exhibit 4.1)

4.4	Form of 2026 Euro Notes (included in Exhibit 4.1)

10.1	Amended and Restated Credit Agreement, dated as of April 5, 2018, by and among Coty Inc., Coty B.V., the other borrowers party thereto from time to time, the lenders and other parties from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent